Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-90338) on Form S-3 and the Registration Statements (Nos. 333-114810, 333-53224, 33-56844, 33-43595 and 33-16260) on Form S-8 of Immunomedics, Inc. of
our report dated August 12, 2004, with respect to the consolidated financial statements for the years ended June 30, 2004 and 2003 of Immunomedics, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended June 30, 2004.


                              /s/ Ernst & Young LLP

MetroPark, New Jersey
September 9, 2004